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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 19, 2001
                                                         --------------


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                                0-22664                              75-2504748
    (State or other jurisdiction                      (Commission                        (I.R.S. Employer
          of incorporation)                          File Number)                       Identification No.)


   4510 LAMESA HIGHWAY, SNYDER, TEXAS                                                          79549
(Address of principal executive offices)                                                      Zip Code

                                  915-573-1104
              (Registrant's telephone number, including area code)

                                    No Change
         (Former name or former address, if changed since last report.)



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ITEM 5.    OTHER EVENTS.

         On April 19, 2001 the Registrant issued the following press release:

               PATTERSON ENERGY, INC. ANNOUNCES FIRST QUARTER 2001
                             RESULTS FROM OPERATIONS


Snyder, Texas, April 19, 2001 --- PATTERSON ENERGY, INC. (NASDAQ: PTEN) announced its operating results for the quarter ended March 31, 2001 in which net income increased 67% over the previous quarter ended December 31, 2000 to $20.5 million, or $0.52 per diluted share. Net income for the comparative period ended March 31, 2000 was $911,000, or $0.03 per diluted share. Operating revenues for the three-month periods ended March 31, 2001 and 2000 were $129.9 million and $58.6 million, respectively, an increase of 122%. Earnings before interest, income taxes, depreciation, depletion and amortization (EBITDA) for the first quarter of 2001 totaled $44.9 million versus $10.3 million for the same period in 2000 and $30.2 million for the quarter ended December 31, 2000. The increases in both net earnings and EBITDA were reflective of sequential quarterly improvement in dayrates and operating daily cash margins. The Company achieved a blended dayrate per rig of approximately $9,903 and a daily cash margin per rig of approximately $3,905 during the quarter ended March 31, 2001. The sequential quarterly improvement is further illustrated below:

                                                       For the three months ended
                      ---------------------------------------------------------------------------------------
                      June 30, 2000         September 30, 2000      December 31, 2000          March 31, 2001
                      -------------         ------------------      -----------------          --------------
Dayrate                     $7,508                  $8,026                $8,912                     $9,903

Cash margin/day             $1,798                  $2,098                $3,131                     $3,905

Mr. Cloyce A. Talbott, Patterson's Chairman and CEO, commented, "We are very pleased with the Company's performance through the first quarter of 2001. Furthermore, we have been able to activate an additional three drilling rigs since year end increasing our marketable fleet to 141 rigs thereby providing the Company with increased exposure to the current economic opportunities in the industry." The Company's current average rig utilization rate is approximately 84%.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land-based drilling services to major independent oil and natural gas companies. Patterson currently owns 152 drilling rigs (141 of which are currently marketable) with drilling operations in Texas, New Mexico, Utah, Oklahoma and Louisiana.



For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan D. (Jody) Nelson, Vice-President-Finance and Chief Financial Officer
(915) 573-1104

                             PATTERSON ENERGY, INC.


INCOME STATEMENT DATA (IN THOUSANDS):
                        UNAUDITED                           THREE MONTHS ENDED
                                                                 MARCH 31,
                                                         ----------------------
                                                            2001        2000
                                                         ---------    ---------
Operating revenues:
 Drilling                                                $ 104,803    $  51,157
 Drilling and completion fluids                             19,670        4,365
 Oil and natural gas                                         5,463        3,044
                                                         ---------    ---------
                                                           129,936       58,566
                                                         ---------    ---------
Costs and expenses:
 Operating costs                                            81,060       46,182
 Depreciation, depletion
      and amortization                                      11,341        7,717
 General and administrative                                  4,846        2,196
                                                         ---------    ---------
                                                            97,247       56,095
                                                         ---------    ---------
Operating income                                            32,689        2,471

Net gain on sale of assets                                      13           43
Interest income                                                796          113
Interest expense                                              (567)      (1,193)
Other                                                           35          (20)
                                                         ---------    ---------
Net income before income taxes                              32,966        1,414
                                                         ---------    ---------
Income tax expense                                          12,422          503
                                                         ---------    ---------
Net income                                               $  20,544    $     911
                                                         =========    =========

Net income per common share:
 Basic                                                   $    0.54    $    0.03
                                                         =========    =========
 Diluted                                                 $    0.52    $    0.03
                                                         =========    =========

Weighted average number of common shares outstanding:
 Basic                                                      38,295       32,553
                                                         =========    =========
 Diluted                                                    39,514       33,972
                                                         =========    =========

BALANCE SHEET DATA (IN THOUSANDS):
                   UNAUDITED                        MARCH 31, 2001  DECEMBER 31, 2000
                                                    --------------  -----------------
Current assets                                           $183,760       $167,763
Property & equipment, net                                 253,317        202,592
Total assets                                              479,504        410,586

Current liabilities                                        71,750         56,878
Notes payable, less current maturities                     17,499         19,939

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PATTERSON ENERGY, INC.




Date:  April 23, 2001                  By: /s/ JONATHAN D. NELSON
                                          --------------------------------
                                          Jonathan D. Nelson,
                                          Chief Financial Officer